Exhibit 32.2

CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Singular Genomics Systems, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dalen Meeter, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2024	By:	/s/ Dalen Meeter
Dalen Meeter
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)